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                                                                   Exhibit 24

                        POWER OF ATTORNEY



     We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Terry G. Westbrook or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United
Inc., to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than $250,000,000 of Senior Notes of UtiliCorp United Inc.

Executed this 7th day of May, 1997.

/S/ RICHARD C. GREEN, JR               /S/ AVIS G. TUCKER
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RICHARD C. GREEN, JR                   AVIS G. TUCKER

/S/ IRVINE O. HOCKADAY, JR.            /S/ ROBERT F. JACKSON, JR.
---------------------------            --------------------------
IRVINE O. HOCKADAY, JR.                ROBERT F. JACKSON, JR.

/S/ JOHN R. BAKER                      /S/ L. PATTON KLINE
--------------------------             --------------------------
JOHN R. BAKER                          L. PATTON KLINE

                                       /S/ STANLEY O. IKENBERRY
--------------------------             --------------------------
HERMAN CAIN                            STANLEY O. IKENBERRY

/S/ ROBERT GREEN                       /S/ DALE J. WOLF
--------------------------             --------------------------
ROBERT GREEN                           DALE J. WOLF

/S/ TERRY G. WESTBROOK
--------------------------
TERRY G. WESTBROOK